CERTIFICATE NO.                            UNITS
           _______________                          _________





                (EXCELSIOR VENTURE INVESTORS III, LLC logo)


                      Limited Liability Company Units

THIS CERTIFIES that _______________________________________ is the owner of
__________________________________________________________ Limited
Liability Company Units in Excelsior Venture Investors III, LLC, a Delaware Limited Liability Company which has been formed under the terms and conditions of the Delaware Limited Liability Company Act. This Certificate, or the Units it represents, may not be negotiated, sold, transferred, assigned, hypothecated, pledged, encumbered or otherwise disposed of in any manner whatsoever except in compliance with all applicable securities laws. In addition, the Units are subject to substantial restrictions upon transfer under the Limited Liability Company Operating Agreement and may not be transferred except as provided therein. The Limited Liability Company Units are transferable only on the books of the Limited Liability Company.

        IN WITNESS WHEREOF, the Limited Liability Company has caused this certificate to be signed by an Authorized person this ______________ day of ____________, 20__.


                                              BY___________________________
                                                     AUTHORIZED SIGNATURE





The following abbreviations, when used in the Inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -  as tenants          UNIF GIFT MIN. ACT - .... Custodian .... under
           in common                                (Cust)        (Minor)
                                      Uniform Gifts to Minors Act ..........
TEN ENT -  as tenants by                                           (State)
           the entireties

JT TEN  -  as joint tenants
           with right of sur-
           vivorship and not
           as tenants in common

        Additional abbreviations may also be used though not in the above list.

For Value Received, __________________________ hereby sell, assign and transfer unto

-------------------------------------------------------------------------------
(PLEASE INSERT SOCIAL SECURITY NUMBER OR OTHER IDENTIFYING NUMBER OF ASSIGNEE)

__________________________________________________________________ of the

Units represented by the within Certificate, and do hereby

irrevocably constitute and appoint ___________________________________

_______________________________________________________________________ his
Attorney-in-Fact to transfer the Units on the books of the within named Limited Liability Company with full power of substitution.

       Dated, _________________________________________, 20__

              In presence of _____________________________________________

NOTICE: The signature of this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement, or any change whatever.

THE UNITS REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO, AND MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF WITHOUT COMPLYING WITH THE PROVISIONS OF THE LIMITED LIABILITY COMPANY OPERATING AGREEMENT BY AND AMONG THE MEMBERS OF EXCELSIOR VENTURE INVESTORS III, LLC (THE "COMPANY"), AS IT MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH IS ON FILE WITH THE COMPANY. IN ADDITION TO THE RESTRICTIONS ON TRANSFER SET FORTH IN SUCH AGREEMENT, NO TRANSFER OF THE INTERESTS REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS IN EFFECT THEREUNDER (THE "1933 ACT"), AND ALL APPLICABLE STATE SECURITIES LAWS OR ALL APPLICABLE NON-U.S. SECURITIES LAWS OR (B) IF SUCH TRANSFER IS PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND PURSUANT TO SUCH EXEMPTION UNDER APPLICABLE STATE OR NON-U.S. SECURITIES LAWS, THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF THE AFORESAID AGREEMENT.